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                                                                January 26, 1998

JPS Converter & Industrial Corp.
P. O. Box 208
Greenville, SC 29602-0208

Gentlemen:

         This letter confirms my agreement with JPS Converter & Industrial Corp. (the "Company"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, with respect to the following:

         1. If the Company terminates my employment prior to the third anniversary of the date hereof (the "Three-Year Period" ) other than for "cause" (as defined in Paragraph 2 below), I shall be entitled to receive as severance an amount equal to my annual base salary in effect at the time of such termination payable in the ordinary course, as if my employment had not been terminated (this shall include continued participation in the life and health plan and optional AD&D plan, provided appropriate contributions are made as required); provided, however, that in no event shall any payment be made pursuant to this Paragraph 1 to the extent such payment would constitute an "excess parachute payment" as defined in Section 280G(b) of the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any successor statute.

         2. For the purposes hereof, the term "cause" shall mean any of the following:

          (i) My failure to perform any material obligations of my employment and which I shall have failed to cure within ten (10) days after receiving written notice thereof from the Company: or

          (ii) I shall have violated the provisions of Paragraph 3 hereof: or

          (iii) The Company shall reasonably believe that I have committed an act of fraud, embezzlement, theft or dishonesty against the Company; or

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JPS Converter & Industrial Corp.
January 26, 1998
Page 2


          (iv) I shall have been convicted of (or plead nolo contendere to) any felony or any misdemeanor involving moral turpitude or which might, in the reasonable opinion of the Company, cause embarrassment to the Company.

         In the event that during the Three-Year Period, the Company elects to terminate my employment for "cause", the Company shall send me written notice thereof terminating my employment and describing the action constituting "cause", and thereupon the Company shall have no further obligations pursuant to this letter agreement, but I shall have the obligations provided for in Paragraph 3 below. In the event that during the Three-Year Period, I leave the employ of the Company of my own accord, the Company shall have no further obligations pursuant to this letter agreement but I shall have the obligations provided for in Paragraph 3 below.

         3. (a) I hereby agree that during my employment and during the period from the date of termination of my employment through and including the date which is one year from the date of the termination of my employment, I shall not, without the prior written approval of the Company, directly or indirectly through any other person, firm or corporation, (i) engage or participate in or become employed by or render advisory or other services to or for any person, firm or corporation, or in connection with any business enterprise, which is, directly or indirectly, in competition with any of the business operations or activities of the Company, (ii) hire, solicit, raid, entice or induce any person or organization who on the date of termination of employment is, or within the last six (6) months of my employment was a customer of the Company, to become a customer of any person, firm or corporation, and I shall not approach any such customer for such purpose or knowingly approve the taking of such actions by other persons, or (iii) solicit, raid, entice or induce any such person who on the date of termination of my employment is, or within the last six (6) months of my employment by the Company was, an employee of the Company, to become employed by any person, firm or corporation, and I shall not approach any such employee for such purpose or authorize or knowingly approve the taking of such actions any other person; provided, however, that I shall not be bound by the restrictions contained in clause (i) of this Paragraph 3 (a) if the Company terminates employment prior to the third anniversary of the date hereof other than for "cause" (as defined in Paragraph 2 hereof). For the purposes hereof, a person, firm, corporation or other business enterprise shall be deemed to be in competition with the Company if it is a textile manufacturer or seller which sells

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JPS Converter & Industrial Corp.
January 26, 1998
Page 3


and/or manufacturers, as the case may be, products of the kind manufactured and sold by the Company, within any geographic area in which the Company operates or sells its products.

         (b) Recognizing that the knowledge, information and relationship with customers, suppliers, and agents, and the knowledge of the Company's and its subsidiary companies' business methods, systems, plans and policies which I have established, received or obtained during my employment or hereafter shall establish, receive or obtain as an employee of the Company or its subsidiary companies, are valuable and unique assets of the respective businesses of the Company and its subsidiary companies, I agree that, during my employment and at all times thereafter, I shall not (otherwise than pursuant to my duties) disclose or use, without the prior written approval of the Company, any such knowledge or information pertaining to the Company or any of its subsidiary companies, their business, personnel or policies, to any person, firm, corporation or other entity, for any reason or purpose whatsoever. The provisions of this Paragraph 3(b) shall not apply to information which is or shall become generally known to the public or the trade (except by reason of the breach of my obligations hereunder), information which is or shall become available in trade or other publications, information known to me prior to entering the employ of the Company, and information which I am required to disclose by law or an order of a court of competent jurisdiction. If I am required by law or a court order to disclose such information, I shall notify the Company of such requirement prior to disclosing such information and provide the Company an opportunity (if the Company so elects) to contest such law or court order.

         4. If any provision of this letter agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this letter agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

         5. This letter agreement (i) is in lieu of any other provision for severance payments by the Company which are hereby waived, (ii) contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements with respect thereto, (iii) may be executed and delivered in one or more counterparts, all of which

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JPS Converter & Industrial Corp.
January 26, 1998
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taken together shall constitute but one and the same original instrument, and
(iv) shall be governed and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles of such state.

                                Very truly yours,

                                By:                            (Signature)
                                   ---------------------------
                                   Print Name:
                                   Print Title:

ACCEPTED and AGREED TO:

JPS CONVERTER & INDUSTRIAL CORP.

By:
   --------------------------------
   Name:
   Title: